Exhibit 99.1

CONTACT:	Michael H. McLamb Chief Financial Officer MarineMax, Inc. 727/531-1700	Brad Cohen Integrated Corporate Relations, Inc. 203/682-8211

MARINEMAX REPORTS RECORD SECOND QUARTER RESULTS
- Same-store sales growth exceeds 14%
- Net income increases 22%

CLEARWATER, FL, April 20, 2006 – MarineMax, Inc. (NYSE: HZO), the nation’s largest recreational boat retailer, today announced record results for its second quarter of fiscal 2006.

Revenue grew 25.8% to $287.4 million for the quarter ended March 31, 2006 from $228.4 million for the comparable quarter last year. Same-store sales increased 14.4%, or $32.7 million, following an 11.4% increase in the same quarter last year. Net income increased over 22.5% to $8.6 million, or $0.46 per diluted share, from net income of $7.0 million, or $0.39 per diluted share, for the second quarter of fiscal 2005.

Revenue grew 13.6% to $468.6 million for the six-month period ended March 31, 2006 compared with $412.6 million for the comparable period in fiscal 2005. Same-store sales increased 6.3% on top of a 13.6% increase in the year ago period. Net income for the six-months ended March 31, 2006 was $9.3 million, or $0.50 per diluted share, compared with net income of $9.8 million, or $0.57 per diluted share, for the comparable period last year.

The Company’s results for the six-month period ended March 31, 2006 include after-tax expenses of approximately $700,000, or $0.04 per diluted share, for direct costs associated with Hurricane Wilma. These costs exclude the indirect costs associated with inefficiencies, lost productivity and downtime also caused by the hurricane. Additionally, during this same period, the Company began expensing stock options as required by Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.” During the six-months ended March 31, 2006, the Company recorded compensation expense for stock options of approximately $1.2 million after-tax, or $0.07 per diluted share.

William H. McGill, Jr., Chairman, President and Chief Executive Officer stated, “The ongoing success MarineMax has achieved shows that we are building one of the strongest brands in the recreational industry. Our team continues to execute in an exemplary manner our customer centric strategies, yielding our market leading results. Our results validate our belief that buyers of premium products are resilient and want a full service approach to enhance their boating experience.”

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“In addition, we were able to capitalize on our very strong balance sheet and complete our largest acquisition to date,” Mr. McGill continued. “The Surfside-3 Marina acquisition, which we completed on March 31, will allow us to enter the sizable New York market and expand the MarineMax North-South connection from New England to Florida. We are now even better equipped to take care of our customers along this popular and important boating route as we remain dedicated to promoting the benefits of MarineMax boating by providing quality service and superior products.”

Based on current business conditions, retail trends, other factors and the recently announced acquisition of Surfside-3 Marina, Inc., MarineMax is updating its previously announced fiscal 2006 guidance to a range of $2.05 to $2.13 per diluted share from $1.89 to $2.01, both of which include an estimated charge of $0.10 per diluted share, based on current assumptions related to stock-based compensation expense as required by Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.”

About MarineMax

Headquartered in Clearwater, Florida, MarineMax is the nation’s largest recreational boat and yacht retailer. Focused on premium brands, such as Sea Ray, Boston Whaler, Meridian, Hatteras, Grady White, Ferretti Yachts, Pershing, Riva, Mochi Craft, Apreamare, Bertram and Azimut the Company sells new and used recreational boats and related marine products and provides yacht brokerage services. The Company currently operates 85 retail locations in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Maryland, Minnesota, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Utah. MarineMax is a New York Stock Exchange-listed company.

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include expectations regarding the strength of our products and the performance of our team; our competitive position in the boating market; the success of our strategies; our ability to capitalize on improving industry trends; our ability to continue long-term growth; our ability to achieve market share gains and increase stockholder value; and our earnings guidance for fiscal 2006. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include the ability to accomplish goals and strategies, the success of the acquisition program, synergies expected from acquisitions, anticipated revenue enhancements, general economic conditions and the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations and numerous other factors identified in the Company’s Form 10-K and other filings with the Securities Exchange Commission.

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MarineMax, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Revenue	$287,387	$228,384	$468,571	$412,572
Cost of sales	218,812	173,368	355,648	313,432

Gross profit	68,575	55,016	112,923	99,140
Selling, general, and administrative expenses	50,088	40,921	90,560	78,061

Income from operations	18,487	14,095	22,363	21,079
Interest expense	4,294	2,704	7,055	5,088

Income before income tax provision	14,193	11,391	15,308	15,991
Income tax provision	5,605	4,385	6,056	6,156

Net income	$8,588	$7,006	$9,252	$9,835

Basic net income per common share	$0.49	$0.42	$0.52	$0.61

Diluted net income per common share	$0.46	$0.39	$0.50	$0.57

Weighted average number of common shares used in computing net income per common share:
Basic	17,705,799	16,505,919	17,658,304	16,137,974

Diluted	18,751,417	17,834,520	18,638,117	17,392,389

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MarineMax, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(Unaudited)

	March 31,	March 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,938	$20,928
Accounts receivable, net	59,406	32,374
Inventories, net *	514,548	354,664
Prepaid expenses and other current assets	5,722	5,046
Deferred tax assets	4,929	3,873

Total current assets	599,543	416,885
Property and equipment, net	120,939	88,164
Goodwill and other intangible assets, net	116,204	56,177
Other long-term assets	4,756	658

Total assets	$841,442	$561,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,613	$69,505
Customer deposits	39,353	23,426
Accrued expenses	30,329	23,668
Short-term borrowings	385,000	155,000
Current maturities of long-term debt	3,607	3,116

Total current liabilities	485,902	274,715
Deferred tax liabilities	11,285	9,982
Long-term debt, net of current maturities	23,660	21,322

Total liabilities	520,847	306,019
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued or outstanding at March 31, 2006 and 2005	—	—
Common stock, $.001 par value, 24,000,000 shares authorized, 18,684,686 and 17,510,836 shares issued and outstanding at March 31, 2006 and 2005, respectively	19	18
Additional paid-in capital	150,629	122,307
Deferred stock compensation	—	(2,775)
Retained earnings	170,176	136,933
Accumulated other comprehensive income	389	—
Treasury stock, at cost, 30,000 shares held at March 31, 2006 and 2005	(618)	(618)

Total stockholders’ equity	320,595	255,865

Total liabilities and stockholders’ equity	$841,442	$561,884

* — Inventories include approximately $120 million associated with the Port Arrowhead Group and Surfside-3 Marina acquisitions completed during the March 2006 quarter.

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